Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
June 30, 2019

Second Quarter 2019

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

Second Quarter 2019

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
David A. Karp	Executive Vice President and Chief Financial Officer
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Emmanuel Korchman	(212) 816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Jason Green	(212) 446-9449	jason.green@evercoreisi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel Nicolaus & Company, Inc.	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

Second Quarter 2019 Financial Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
Selected Items:	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Revenue	$176,244	$167,293	$199,309	$186,402	$178,529
Net income	$18,930	$9,856	$39,781	$29,230	$30,184
Cash net operating income (1) (2)	$93,737	$80,080	$113,336	$99,138	$96,580
Core funds from operations (“Core FFO”) (1)	$64,476	$56,672	$87,276	$72,957	$70,957
Core funds available for distribution (“Core FAD”) (1)	$48,235	$41,179	$68,142	$59,205	$60,830
Core FFO per share—diluted	$0.22	$0.19	$0.29	$0.25	$0.24
Diluted weighted average shares	298,131,000	298,049,000	297,492,000	297,478,000	297,244,000
Dividends declared and paid per share	$0.105	$0.105	$0.105	$0.105	$0.105

Portfolio Statistics:
Number of properties	20	20	20	20	20
Total rentable square footage	10,134,435	10,130,875	10,128,839	10,126,547	10,140,545
Percent occupied (3)	90.2%	88.8%	88.8%	88.4%	88.4%
Percent leased (4)	92.2%	91.5%	91.8%	92.1%	91.4%

Observatory Metrics:
Number of visitors (5)	968,000	601,000	945,000	1,168,000	1,049,000
Change in visitors year over year	(7.7%)	(6.7%)	(4.6%)	(5.6%)	(4.1%)
Observatory revenues (6)	$32,895	$20,569	$34,536	$40,241	$35,201
Change in revenues year over year	(6.6%)	(3.2%)	4.9%	2.4%	3.6%

Ratios:
Consolidated Debt to Total Market Capitalization (7)	29.8%	28.5%	30.8%	27.6%	27.0%
Consolidated Net Debt to Total Market Capitalization (7)	23.6%	21.6%	23.4%	20.4%	19.7%
Consolidated Debt and Perpetual Preferred Units to Total Market Capitalization (7)	30.2%	28.9%	31.2%	28.0%	27.4%
Consolidated Net Debt and Perpetual Preferred Units to Total Market Capitalization (7)	24.0%	22.0%	23.8%	20.8%	20.1%
Consolidated Debt to EBITDA (8)	5.3x	5.2x	5.2x	5.5x	5.5x
Consolidated Net Debt to EBITDA (8)	3.9x	3.6x	3.6x	3.7x	3.6x
Interest Coverage Ratio	4.4x	4.0x	5.7x	5.0x	4.8x
Core FFO Payout Ratio (9	50%	56%	35%	44%	45%
Core FAD Payout Ratio (10)	66%	77%	45%	54%	52%

Class A common stock price at quarter end	$14.81	$15.80	$14.23	$16.61	$17.10
Average closing price	$15.48	$15.36	$15.65	$17.07	$16.89
Dividends per share—annualized	$0.42	$0.42	$0.42	$0.42	$0.42
Dividend yield (11)	2.8%	2.7%	3.0%	2.5%	2.5%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Class A common stock	176,991,123	175,557,910	173,872,536	168,176,734	166,658,962
Class B common stock	1,029,782	1,035,327	1,038,090	1,044,169	1,045,670
Operating partnership units	126,870,876	128,232,650	128,415,440	134,112,696	135,628,967

Total common stock and operating partnership units outstanding (12)	304,891,781	304,825,887	303,326,066	303,333,599	303,333,599

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues.
(3)	Based on leases signed and commenced as of end of period.
(4)	Represents occupancy and includes signed leases not commenced.
(5)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(6)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(7)

Market capitalization represents the sum of (i) Company’s common stock per share price as of June 30, 2019 multiplied by the total outstanding number of shares of common stock and operating partnership units as of June 30, 2019; (ii) the number of perpetual preferred units at June 30, 2019 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of June 30, 2019.

(8)	Calculated based on trailing 12 months EBITDA.
(9)	Represents the amount of Core FFO paid out in distributions.
(10)	Represents the amount of Core FAD paid out in distributions.
(11)	Based on the closing price per share of Class A common stock on June 30, 2019.
(12)

As of June 30, 2019, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 49.9 million shares or approximately $739 million at a closing share price of $14.81. This represents a 61% increase in the number of Class A shares since the IPO.

Second Quarter 2019 Property Summary - Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total Portfolio
Revenues	$143,018	$146,404	$164,484	$145,849	$142,952
Operating expenses	(70,826)	(73,518)	(71,565)	(73,387)	(68,493)

Net operating income (“NOI”)	72,192	72,886	92,919	72,462	74,459
Straight-line rent	(3,203)	(5,404)	(5,445)	(5,000)	(5,809)
Above/below-market rent revenue amortization	(1,745)	(2,354)	(1,733)	(1,668)	(1,551)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Total cash NOI—excluding Observatory	69,202	67,086	87,699	67,751	69,057
Observatory cash NOI	24,535	12,994	25,637	31,387	27,523

Total cash NOI—including Observatory	$93,737	$80,080	$113,336	$99,138	$96,580

Manhattan Office Portfolio (1)
Revenues	$120,550	$123,616	$140,443	$122,687	$119,384
Operating expenses	(60,152)	(62,665)	(60,919)	(62,464)	(58,457)

NOI	60,398	60,951	79,524	60,223	60,927
Straight-line rent	(4,163)	(5,408)	(5,037)	(4,068)	(4,970)
Above/below-market rent revenue amortization	(1,745)	(2,354)	(1,733)	(1,668)	(1,551)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958

Cash NOI	$56,448	$55,147	$74,712	$56,444	$56,364

Greater New York Office Portfolio
Revenues	$17,860	$18,107	$19,287	$18,536	$18,741
Operating expenses	(8,784)	(8,927)	(8,839)	(9,069)	(8,326)

NOI	9,076	9,180	10,448	9,467	10,415
Straight-line rent	655	(124)	(516)	(1,014)	(895)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$9,731	$9,056	$9,932	$8,453	$9,520

Standalone Retail Portfolio
Revenues	$4,608	$4,681	$4,754	$4,626	$4,827
Operating expenses	(1,890)	(1,926)	(1,807)	(1,854)	(1,710)

NOI	2,718	2,755	2,947	2,772	3,117
Straight-line rent	305	128	108	82	56
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$3,023	$2,883	$3,055	$2,854	$3,173

Summary of Cash NOI by Portfolio
Manhattan Office Portfolio	$56,448	$55,147	$74,712	$56,444	$56,364
Greater New York Office Portfolio	9,731	9,056	9,932	8,453	9,520
Standalone Retail Portfolio	3,023	2,883	3,055	2,854	3,173

Total cash NOI—excluding Observatory	69,202	67,086	87,699	67,751	69,057
Observatory cash NOI	24,535	12,994	25,637	31,387	27,523

Total cash NOI—including Observatory	$93,737	$80,080	$113,336	$99,138	$96,580

Note:

(1)	Includes 512,951 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Second Quarter 2019 Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced (unaudited and dollars in thousands)

				Three Months Ended
Reconciliation of Net Income to NOI and Cash NOI				June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net income				$18,930	$9,856	$39,781	$29,230	$30,184
Add:
General and administrative expenses				15,998	14,026	13,673	13,148	13,225
Depreciation and amortization				44,821	46,098	46,682	42,475	39,468
Interest expense				20,597	20,689	20,849	20,658	20,525
Income tax expense (benefit)				611	(730)	1,312	2,135	1,455
Less:
Third-party management and other fees				(331)	(320)	(289)	(312)	(376)
Interest income				(3,899)	(3,739)	(3,452)	(3,485)	(2,499)

Net operating income				96,727	85,880	118,556	103,849	101,982
Straight-line rent				(3,203)	(5,404)	(5,445)	(5,000)	(5,809)
Above/below-market rent revenue amortization				(1,745)	(2,354)	(1,733)	(1,668)	(1,551)
Below-market ground lease amortization				1,958	1,958	1,958	1,957	1,958

Total cash NOI—including Observatory				93,737	80,080	113,336	99,138	96,580
Less: Observatory NOI				(24,535)	(12,994)	(25,637)	(31,387)	(27,523)

Total cash NOI—excluding Observatory				$69,202	$67,086	$87,699	$67,751	$69,057

Burn-off of Free Rent and Signed Leases Not Commenced

				Incremental Annual	Base Cash Rent Contributing to Cash NOI in the Following Years
Total Portfolio				Revenue	2019	2020	2021	2022
Commenced leases in free rent period				$28,963	$5,154	$25,819	$28,963	$28,963
Signed leases not commenced				16,010	242	10,624	16,010	16,010

Total				$44,973	$5,396	$36,443	$44,973	$44,973

Commenced leases in free rent period

		Square Feet	Cash Rent Date	Incremental Annual Revenue	Base Cash Rent Contributing to Cash NOI in the Following Years
					2019	2020	2021	2022
Third quarter 2019 - 25 leases		234,882	Jul. 2019 - Sept. 2019	$11,846	$4,730 (1)	$11,846	$11,846	$11,846
Fourth quarter 2019 - 4 leases		67,748	Oct. 2019 - Dec. 2019	2,869	424	2,869	2,869	2,869
First quarter 2020 - 3 leases		131,387	Jan. 2020 - Mar. 2020	7,179	—	6,271	7,179	7,179
Second quarter 2020 - 2 leases		117,152	Apr. 2020 - Jun. 2020	7,069	—	4,833	7,069	7,069

				$28,963	$5,154	$25,819	$28,963	$28,963

Signed leases not commenced (“SLNC”)

	Square Feet	Expected Base Rent Commencement		Incremental Annual Revenue	Base Cash Rent Contributing to Cash NOI in the Following Years
Tenant		GAAP	Cash		2019	2020	2021	2022
The Interpublic Group of Companies, Inc.	26,134	Oct. 2019	Jan. 2020	$1,700	$—	$1,694	$1,700	$1,700
Distinguished Concerts International LLC	17,644	Oct. 2019	Jan. 2020	1,180	—	1,180	1,180	1,180
Institutional Capital Network, Inc.	17,613	Sept. 2019	Apr. 2020	1,130	—	786	1,130	1,130
Lululemon	5,645	Apr. 2020	Apr. 2020	680	—	506	680	680
L’Occitane, Inc.	20,962	Dec. 2019	Jun. 2020	1,380	—	804	1,380	1,380
Kaplan Hecker & Fink LLP	26,997	Jun. 2020	Jul. 2020	1,140 (2)	—	519	1,140	1,140
Siesense Inc.	23,175	Nov. 2019	Aug. 2020	1,440	—	532	1,440	1,440
Abrams Artists Agency LLC	25,294	Jan. 2020	Oct. 2020	1,850	—	444	1,850	1,850
Other SLNC	91,078	Jul. 2019 - May 2020	Jul. 2019 - Dec. 2020	5,510	242	4,159	5,510	5,510

Total	254,542			$16,010	$242	$10,624	$16,010	$16,010

Notes:

(1)	As an example, the 2019 amount represents cash revenue contributing from the cash rent commencement date of July 2019 through December 2019. The full annual amount is realized in 2020.
(2)	New annual rent of $2.0 million less $0.9 million annual rent from existing tenant in the space.

Second Quarter 2019 Property Summary—Leasing Activity by Quarter (unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total Portfolio
Total leases executed	55	34	35	43	37
Weighted average lease term	6.4 years	8.3 years	10.5 years	9.8 years	6.1 years
Average free rent period	2.8 months	4.7 months	5.4 months	6.8 months	4.5 months
Office
Total square footage executed	228,346	300,408	241,978	353,686	142,286
Average cash rent psf—leases executed	$59.13	$61.79	$62.44	$58.47	$55.45
Previously escalated cash rents psf	$51.72	$54.36	$49.69	$47.10	$46.86
Percentage of new cash rent over previously escalated rents	14.3%	13.7%	25.7%	24.1%	18.3%
Retail
Total square footage executed	32,706	7,643	4,782	413	1,131
Average cash rent psf—leases executed	$71.52	$109.54	$104.57	$65.03	$122.02
Previously escalated cash rents psf	$72.08	$106.84	$128.16	$63.22	$122.83
Percentage of new cash rent over previously escalated rents	(0.8%)	2.5%	(18.4%)	2.9%	(0.7%)
Total Portfolio
Total square footage executed	261,052	308,051	246,760	354,099	143,417
Average cash rent psf—leases executed	$61.25	$63.90	$63.57	$58.48	$55.99
Previously escalated cash rents psf	$54.58	$56.35	$51.32	$47.12	$47.48
Percentage of new cash rent over previously escalated rents	12.2%	13.4%	23.9%	24.1%	17.9%
Leasing commission costs per square foot	$15.61	$15.00	$26.07	$22.33	$10.66
Tenant improvement costs per square foot	47.06	55.09	86.99	75.17	66.27

Total LC and TI per square foot (2)	$62.67	$70.09	$113.06	$97.50	$76.93

Occupancy	90.2%	88.8%	88.8%	88.4%	88.4%
Manhattan Office Portfolio (1)
Total leases executed	40	30	28	37	30
Office—New Leases
Total square footage executed	119,235	153,506	204,999	281,844	83,251
Average cash rent psf—leases executed	$65.08	$63.74	$64.82	$61.84	$62.88
Previously escalated cash rents psf	$53.26	$52.65	$49.85	$48.56	$49.69
Percentage of new cash rent over previously escalated rents	22.2%	21.1%	30.0%	27.3%	26.5%
Office—Renewal Leases
Total square footage executed	56,211	131,304	13,547	33,212	27,738
Average cash rent psf—leases executed	$62.37	$62.51	$60.75	$53.77	$53.48
Previously escalated cash rents psf	$55.88	$58.55	$56.55	$46.90	$49.35
Percentage of new cash rent over previously escalated rents	11.6%	6.8%	7.4%	14.7%	8.4%
Retail—New and Renewal Leases
Total square footage executed	3,711	1,998	862	413	1,131
Average cash rent psf—leases executed	$405.41	$80.00	$78.30	$65.03	$122.02
Previously escalated cash rents psf	$317.25	$73.73	$78.30	$63.22	$122.83
Percentage of new cash rent over previously escalated rents	27.8%	8.5%	0.0%	2.9%	(0.7%)
Total Manhattan Office Portfolio
Total square footage executed	179,157	286,808	219,408	315,469	112,120
Average cash rent psf—leases executed	$71.28	$63.29	$64.62	$61.00	$61.15
Previously escalated cash rents psf	$59.55	$55.50	$50.38	$48.40	$50.35
Percentage of new cash rent over previously escalated rents	19.7%	14.0%	28.3%	26.0%	21.5%
Leasing commission costs per square foot	$20.53	$14.50	$27.50	$24.23	$11.70
Tenant improvement costs per square foot	56.60	54.18	90.85	79.42	68.11

Total LC and TI per square foot (2)	$77.13	$68.68	$118.35	$103.65	$79.81

Occupancy	90.6%	88.9%	88.9%	88.3%	88.1%

Second Quarter 2019 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	June 30, 2019		March 31, 2019	December 31, 2018		September 30, 2018	June 30, 2018
Greater New York Office Portfolio
Total leases executed	12		3	6		6	7
Total square footage executed	52,900		15,598	23,432		38,630	31,297
Average cash rent psf—leases executed	$42.30		$36.60	$42.59		$37.92	$34.31
Previously escalated cash rents psf	$43.82		$35.78	$44.30		$36.63	$35.43
Percentage of new cash rent over previously escalated rents	(3.5%	)	2.3%	(3.9%	)	3.5%	(3.2%	)
Leasing commission costs per square foot	$6.05		$15.32	$11.32		$6.81	$6.95
Tenant improvement costs per square foot	37.37		77.21	50.30		40.47	59.68

Total LC and TI per square foot (2)	$43.42		$92.53	$61.62		$47.28	$66.63

Occupancy	87.8%		87.8%	87.6%		88.3%	88.9%
Standalone Retail Portfolio
Total leases executed	3		1	1		—	—
Total square footage executed	28,995		5,645	3,920		—	—
Average cash rent psf—leases executed	$28.78		$120.00	$110.34		$—	$—
Previously escalated cash rents psf	$40.70		$118.56	$139.12		$—	$—
Percentage of new cash rent over previously escalated rents	(29.3%	) (3)	1.2%	(20.7%	)	0.0%	0.0%
Leasing commission costs per square foot	$2.68		$39.08	$34.10		$—	$—
Tenant improvement costs per square foot	5.79		40.00	90.00		—	—

Total LC and TI per square foot (2)	$8.47		$79.08	$124.10		$—	$—

Occupancy	93.7%		94.4%	94.4%		94.4%	95.4%

Notes:

(1)	Includes 512,951 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

(3)

Includes the renewal of two parking garages comprising 27,143 of rentable square feet. These below grade spaces have market rents considerably lower than the Company’s typical street grade retail and drove the negative spread for the quarter.

Second Quarter 2019 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Three Months Ended				Full Year
	Actual	Actual	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)
Total Portfolio (2)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Jul. to Dec. 2019	2020
Total Expirations	150,816	158,709	205,966	273,936	479,902	698,258
Less: Broadcasting	(7,852)	(2,528)	(2,528)	—	(2,528)	(1,673)

Office and Retail Expirations	142,964	156,181	203,438	273,936	477,374	696,585

Renewal & Relocations (3)	43,395	66,397	27,752	68,947	96,699	185,334
Short-term renewals (4)	—	35,875	—	—	—	—
New Leases (5)	20,627	1,738	11,718	41,893	53,611	40,465
Tenant Vacates (6)	68,013	23,459	104,393	137,450	241,843	179,624
Intentional Vacates (7)	1,743	28,712	50,770	25,646	76,416	71,866
Holdover (8)	9,186	—	—	—	—	—
Unknown (9)	—	—	8,805	—	8,805	219,296

Total Portfolio expirations and vacates	142,964	156,181	203,438	273,936	477,374	696,585

Manhattan Office Portfolio
Total Expirations	112,369	98,075	162,769	123,231	286,000	462,769
Less: Broadcasting	(7,852)	(2,528)	(2,528)	—	(2,528)	(1,673)

Office Expirations	104,517	95,547	160,241	123,231	283,472	461,096

Renewal & Relocations (3)	19,209	14,338	17,829	34,183	52,012	70,756
Short-term renewals (4)	—	35,875	—	—	—	—
New Leases (5)	12,712	1,738	11,718	41,893	53,611	29,355
Tenant Vacates (6)	61,909	14,884	79,461	21,509	100,970	103,951
Intentional Vacates (7)	1,501	28,712	46,381	25,646	72,027	43,935
Holdover (8)	9,186	—	—	—	—	—
Unknown (9)	—	—	4,852	—	4,852	213,099

Total expirations and vacates	104,517	95,547	160,241	123,231	283,472	461,096

Greater New York Metropolitan Area Office Portfolio
Office Expirations	38,205	57,619	36,035	150,705	186,740	191,188

Renewal & Relocations (3)	24,186	49,044	7,150	34,764	41,914	101,513
Short-term renewals (4)	—	—	—	—	—	—
New Leases (5)	7,915	—	—	—	—	11,110
Tenant Vacates (6)	6,104	8,575	24,932	115,941	140,873	72,368
Intentional Vacates (7)	—	—	—	—	—	—
Holdover (8)	—	—	—	—	—	—
Unknown (9)	—	—	3,953	—	3,953	6,197

Total expirations and vacates	38,205	57,619	36,035	150,705	186,740	191,188

Retail Portfolio
Retail Expirations	242	3,015	7,162	—	7,162	44,301

Renewal & Relocations (3)	—	3,015	2,773	—	2,773	13,065
Short-term renewals (4)	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—
Tenant Vacates (6)	—	—	—	—	—	3,305
Intentional Vacates (7)	242	—	4,389	—	4,389	27,931
Holdover (8)	—	—	—	—	—	—
Unknown (9)	—	—	—	—	—	—

Total expirations and vacates	242	3,015	7,162	—	7,162	44,301

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.

(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2019.
(5)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are not provided in this section.

(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)

For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(8)

Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2019.

(9)

For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

Second Quarter 2019 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties—Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,711,163	94.4%	$151,259,502	$59.10	168
One Grand Central Place	Grand Central	1,248,835	88.7%	64,099,773	57.89	208
1400 Broadway (8)	Penn Station -Times Sq. South	914,453	95.3%	45,237,777	51.91	30
111 West 33rd Street (9)	Penn Station -Times Sq. South	640,685	86.9%	32,739,349	58.77	21
250 West 57th Street	Columbus Circle -West Side	470,953	78.1%	21,823,540	59.36	49
501 Seventh Avenue	Penn Station -Times Sq. South	461,652	95.0%	19,925,039	45.44	29
1359 Broadway	Penn Station -Times Sq. South	455,824	93.9%	23,130,656	54.03	37
1350 Broadway (10)	Penn Station -Times Sq. South	372,698	84.0%	18,057,742	57.66	57
1333 Broadway	Penn Station -Times Sq. South	292,835	75.8%	11,010,577	49.58	10

Manhattan Office Properties—Office		7,569,098	90.7%	387,283,956	56.42	609
Manhattan Office Properties—Retail
The Empire State Building (7)	Penn Station -Times Sq. South	104,862	69.5%	13,491,707	185.24	13
One Grand Central Place	Grand Central	68,732	79.0%	6,402,749	117.91	13
1400 Broadway (8)	Penn Station -Times Sq. South	20,418	77.4%	2,025,458	128.09	8
112 West 34th Street (9)	Penn Station -Times Sq. South	90,132	100.0%	22,596,784	250.71	4
250 West 57th Street	Columbus Circle -West Side	67,927	100.0%	10,130,963	149.14	8
501 Seventh Avenue	Penn Station -Times Sq. South	34,599	87.5%	1,931,191	63.75	8
1359 Broadway	Penn Station -Times Sq. South	27,506	100.0%	2,280,591	82.91	6
1350 Broadway (10)	Penn Station -Times Sq. South	31,774	100.0%	7,099,714	223.44	6
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	9,018,254	134.60	4

Manhattan Office Properties—Retail		512,951	89.2%	74,977,411	163.86	70

Sub-Total/Weighted Average Manhattan Office Properties—Office and Retail		8,082,049	90.6%	462,261,367	63.13	679

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	783,735	88.9%	30,354,848	43.58	48
Metro Center	Stamford, CT	281,714	84.7%	14,710,506	61.66	23
383 Main Avenue	Norwalk, CT	260,588	83.4%	7,253,118	33.36	21
500 Mamaroneck Avenue	Harrison, NY	288,237	84.2%	7,251,585	29.88	30
10 Bank Street	White Plains, NY	232,517	97.3%	8,036,136	35.52	35

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,846,791	87.8%	67,606,194	41.69	157

Standalone Retail Properties
10 Union Square	Union Square	58,007	97.2%	6,473,984	114.80	12
1542 Third Avenue	Upper East Side	56,250	100.0%	4,139,582	73.59	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,615,234	80.95	2
77 West 55th Street	Midtown	25,388	100.0%	2,620,632	103.22	3
69-97 Main Street	Westport, CT	16,958	32.7%	708,876	127.93	2
103-107 Main Street	Westport, CT	4,330	100.0%	727,876	168.10	1

Sub-Total/Weighted Average Standalone Retail Properties		205,595	93.7%	18,286,184	94.96	24

Portfolio Total		10,134,435	90.2%	$548,153,745	$60.00	860

Total/Weighted Average Office Properties		9,415,889	90.1%	$454,890,150	$53.60	766
Total/Weighted Average Retail Properties		718,546	90.5%	93,263,595	143.45	94

Portfolio Total		10,134,435	90.2%	$548,153,745	$60.00	860

Notes:

(1)

Excludes (i) 177,459 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of June 30, 2019.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of June 30, 2019 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 37,192 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 44 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 58 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 31 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Second Quarter 2019 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Total Lease Expirations
Available	—	768,535	7.6%	$—	0.0%	$—
Signed leases not commenced	30	229,504	2.3%	—	0.0%	—
2Q 2019 (4)	6	39,908	0.4%	1,692,546	0.3%	42.41
3Q 2019	48	205,966	2.0%	11,819,775	2.2%	57.39
4Q 2019	35	273,936	2.7%	11,953,280	2.2%	43.64

Total 2019	89	519,810	5.1%	25,465,601	4.6%	48.99
1Q 2020	29	106,527	1.1%	6,379,361	1.2%	59.88
2Q 2020	41	206,901	2.0%	11,642,583	2.1%	56.27
3Q 2020	33	200,683	2.0%	11,052,136	2.0%	55.07
4Q 2020	27	184,147	1.8%	10,627,992	1.9%	57.71

Total 2020	130	698,258	6.9%	39,702,072	7.2%	56.86
2021	108	685,513	6.8%	39,425,450	7.2%	57.51
2022	109	580,890	5.7%	37,025,430	6.8%	63.74
2023	85	708,321	7.0%	42,910,590	7.8%	60.58
2024	76	770,927	7.6%	45,028,703	8.2%	58.41
2025	60	402,721	4.0%	29,697,923	5.4%	73.74
2026	52	1,001,526	9.9%	56,479,407	10.3%	56.39
2027	45	539,101	5.3%	31,878,148	5.8%	59.13
2028	28	984,990	9.7%	52,819,543	9.6%	53.62
Thereafter	78	2,244,339	22.1%	147,720,878	26.9%	65.82

Total	890	10,134,435	100.0%	$548,153,745	100.0%	$60.00

Manhattan Office Properties (5)
Available	—	507,116	6.7%	$—	0.0%	$—
Signed leases not commenced	22	197,305	2.6%	—	0.0%	—
2Q 2019 (4)	4	24,989	0.3%	1,151,328	0.3%	46.07
3Q 2019	35	162,769	2.2%	8,013,080	2.1%	49.23
4Q 2019	27	123,231	1.6%	6,297,428	1.6%	51.10

Total 2019	66	310,989	4.1%	15,461,836	4.0%	49.72
1Q 2020	22	78,831	1.0%	4,623,510	1.2%	58.65
2Q 2020	29	89,061	1.2%	5,102,469	1.3%	57.29
3Q 2020	28	161,051	2.1%	8,859,545	2.3%	55.01
4Q 2020	20	133,826	1.8%	7,049,199	1.8%	52.67

Total 2020	99	462,769	6.1%	25,634,723	6.6%	55.39
2021	68	444,201	5.9%	24,752,130	6.4%	55.72
2022	79	389,599	5.1%	22,788,393	5.9%	58.49
2023	62	533,430	7.0%	30,431,230	7.9%	57.05
2024	55	537,909	7.1%	30,273,291	7.8%	56.28
2025	40	263,511	3.5%	15,582,486	4.0%	59.13
2026	35	849,262	11.2%	48,608,806	12.6%	57.24
2027	33	409,002	5.4%	22,738,561	5.9%	55.60
2028	18	912,488	12.1%	49,327,586	12.7%	54.06
Thereafter	54	1,751,517	23.2%	101,684,914	26.2%	58.06

Total Manhattan office properties	631	7,569,098	100.0%	$387,283,956	100.0%	$56.42

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 177,459 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2019 and expire on June 30, 2019.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

Second Quarter 2019 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Greater New York Metropolitan Area Office Properties
Available	—	206,433	11.2%	$—	0.0%	$—
Signed leases not commenced	4	18,784	1.0%	—	0.0%	—
2Q 2019 (4)	2	14,919	0.8%	541,218	0.8%	36.28
3Q 2019	7	36,035	2.0%	1,700,713	2.5%	47.20
4Q 2019	8	150,705	8.2%	5,655,852	8.4%	37.53

Total 2019	17	201,659	10.9%	7,897,783	11.7%	39.16
1Q 2020	6	10,263	0.6%	470,423	0.7%	45.84
2Q 2020	8	104,037	5.6%	5,793,724	8.6%	55.69
3Q 2020	4	36,132	2.0%	1,553,675	2.3%	43.00
4Q 2020	5	40,756	2.2%	1,742,444	2.6%	42.75

Total 2020	23	191,188	10.4%	9,560,266	14.1%	50.00
2021	32	211,232	11.4%	9,639,470	14.3%	45.63
2022	20	131,159	7.1%	5,010,683	7.4%	38.20
2023	13	120,187	6.5%	5,503,399	8.1%	45.79
2024	10	204,743	11.1%	8,967,184	13.3%	43.80
2025	13	106,215	5.8%	3,457,092	5.1%	32.55
2026	8	77,583	4.2%	2,631,569	3.9%	33.92
2027	7	73,833	4.0%	2,775,700	4.1%	37.59
2028	6	64,515	3.5%	2,290,935	3.4%	35.51
Thereafter	8	239,260	13.0%	9,872,113	14.6%	41.26

Total greater New York metropolitan area office properties	161	1,846,791	100.0%	$67,606,194	100.0%	$41.69

Retail Properties
Available	—	54,986	7.7%	$—	0.0%	$—
Signed leases not commenced	4	13,415	1.9%	—	0.0%	—
2Q 2019 (4)	—	—	0.0%	—	0.0%	—
3Q 2019	6	7,162	1.0%	2,105,982	2.3%	294.05
4Q 2019	—	—	0.0%	—	0.0%	—

Total 2019	6	7,162	1.0%	2,105,982	2.3%	294.05
1Q 2020	1	17,433	2.4%	1,285,428	1.4%	73.74
2Q 2020	4	13,803	1.9%	746,390	0.8%	54.07
3Q 2020	1	3,500	0.5%	638,916	0.7%	182.55
4Q 2020	2	9,565	1.3%	1,836,349	2.0%	191.99

Total 2020	8	44,301	6.2%	4,507,083	4.8%	101.74
2021	8	30,080	4.2%	5,033,850	5.4%	167.35
2022	10	60,132	8.4%	9,226,354	9.9%	150.44
2023	10	54,704	7.6%	6,975,961	7.5%	127.52
2024	11	28,275	3.9%	5,788,228	6.2%	204.71
2025	7	32,995	4.6%	10,658,345	11.4%	323.03
2026	9	74,681	10.4%	5,239,032	5.6%	70.15
2027	5	56,266	7.8%	6,363,887	6.8%	113.10
2028	4	7,987	1.1%	1,201,022	1.3%	150.37
Thereafter	16	253,562	35.2%	36,163,851	38.8%	142.62

Total retail properties	98	718,546	100.0%	$93,263,595	100.0%	$143.45

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 177,459 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2019 and expire on June 30, 2019.
(5)	Represents two license agreements.

Second Quarter 2019 Tenant Lease Expirations (unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	103,395	3.8%	$—	0.0%	$—
Signed leases not commenced	5	48,372	1.8%	—	0.0%	—
2Q 2019 (6)	—	—	0.0%	—	0.0%	—
3Q 2019	4	5,678	0.2%	345,151	0.2%	60.79
4Q 2019	4	25,343	0.9%	1,196,426	0.8%	47.21

Total 2019	8	31,021	1.1%	1,541,577	1.0%	49.69
1Q 2020	6	20,662	0.8%	1,284,482	0.8%	62.17
2Q 2020	8	40,723	1.5%	2,167,360	1.4%	53.22
3Q 2020	8	38,636	1.4%	2,303,179	1.5%	59.61
4Q 2020	7	58,837	2.2%	3,545,308	2.3%	60.26

Total 2020	29	158,858	5.9%	9,300,329	6.1%	58.54
2021	19	115,476	4.3%	6,761,536	4.5%	58.55
2022	21	101,563	3.7%	6,439,200	4.3%	63.40
2023	19	100,390	3.7%	6,574,861	4.3%	65.49
2024	17	220,740	8.1%	13,631,498	9.0%	61.75
2025	10	87,784	3.2%	5,041,023	3.3%	57.43
2026	11	445,291	16.4%	26,561,880	17.6%	59.65
2027	7	29,184	1.1%	1,697,211	1.1%	58.16
2028	4	545,713	20.1%	30,734,927	20.3%	56.32
Thereafter	23	723,376	26.7%	42,975,460	28.5%	59.41

Total Empire State Building office	173	2,711,163	100.0%	$151,259,502	100.0%	$59.10

Empire State Building Broadcasting Licenses and Leases	Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4)	Percent of Annualized Rent
2Q 2019 (6)	31,710	11,717	43,427	0.3%
3Q 2019	—	—	—	0.0%
4Q 2019	—	—	—	0.0%

Total 2019	31,710	11,717	43,427	0.3%
1Q 2020	629,656	61,495	691,151	4.9%
2Q 2020	137,188	22,256	159,444	1.1%
3Q 2020	—	—	—	0.0%
4Q 2020	99,320	28,846	128,166	0.9%

Total 2020	866,164	112,597	978,761	6.9%
2021	55,685	85,716	141,401	1.0%
2022	1,617,907	364,593	1,982,500	13.9%
2023	82,480	20,487	102,967	0.7%
2024	47,271	33,389	80,660	0.6%
2025	1,533,492	162,335	1,695,827	11.9%
2026	799,969	69,731	869,700	6.1%
2027	768,750	55,425	824,175	5.8%
2028	242,550	10,721	253,271	1.8%
Thereafter	6,501,770	775,661	7,277,431	51.1%

Total Empire State Building broadcasting licenses and leases	$12,547,748	$1,702,372	$14,250,120	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $4.9 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of June 30, 2019 and expire on June 30, 2019.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.

Second Quarter 2019 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	8.7 years	668,942	6.4%	$35,977,825	6.6%
2. LinkedIn	ESB	Feb. 2026	6.7 years	312,947	3.0%	18,373,447	3.4%
3. Coty	ESB	Jan. 2030	10.6 years	312,954	3.0%	17,339,130	3.2%
4. PVH Corp.	501 Seventh Avenue	Oct. 2028	9.3 years	237,281	2.3%	10,752,424	2.0%
5. Sephora	112 West 34th Street	Jan. 2029	9.6 years	11,334	0.1%	10,457,709	1.9%
6. Li & Fung	1359 Broadway	Oct. 2021 - Oct. 2027	4.8 years	149,436	1.4%	7,471,631	1.4%
7. Urban Outfitters	1333 Broadway	Sept. 2029	10.3 years	56,730	0.5%	7,103,124	1.3%
8. Macy’s	111 West 33rd Street	May 2030	10.9 years	131,117	1.3%	7,060,184	1.3%
9. Federal Deposit Insurance Corp.	ESB	Dec. 2024	5.5 years	119,226	1.1%	6,828,231	1.2%
10. Signature Bank	1400 Broadway	Apr. 2035	15.8 years	111,872	1.1%	6,720,703	1.2%
11. HNTB Corporation	ESB	Feb. 2029	9.7 years	105,143	1.0%	6,661,282	1.2%
12. Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021 - Sept. 2027	5.4 years	47,541	0.5%	6,624,397	1.2%
13. Footlocker	112 West 34th Street	Sept. 2031	12.3 years	34,192	0.3%	6,258,212	1.2%
14. Legg Mason	First Stamford Place	Sept. 2024	5.3 years	137,583	1.3%	6,246,888	1.1%
15. Fragomen	1400 Broadway	Feb. 2035	15.7 years	107,680	1.0%	5,922,400	1.1%
16. WDFG North America	ESB	Dec. 2025	6.5 years	5,300	0.1%	5,862,291	1.1%
17. Shutterstock	ESB	Apr. 2029	9.8 years	104,386	1.0%	5,549,202	1.0%
18. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	10.4 years	86,492	0.8%	5,366,959	1.0%
19. ASCAP	250 West 57th Street	Aug. 2034	15.2 years	87,943	0.8%	5,250,464	1.0%
20. Kohl’s	1400 Broadway	Oct. 2019 - May 2029	7.7 years	118,380	1.1%	5,248,625	1.0%

Total				2,946,479	28.1%	$187,075,128	34.4%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of June 30, 2019.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Second Quarter 2019 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Tenant improvements—first generation	$17,255	$19,142	$26,079	$21,229	$31,921
Tenant improvements—second generation	10,513	9,028	7,963	10,069	4,874
Leasing commissions—first generation	4,742	1,276	4,533	4,813	1,698
Leasing commissions—second generation	3,016	1,869	2,845	2,576	866
Building improvements—first generation	12,910	11,022	10,085	18,418	19,862
Building improvements—second generation	6,296	4,840	8,624	2,279	4,329
Observatory capital project (1)	14,539	13,789	12,750	14,507	15,871

Total	$69,271	$60,966	$72,879	$73,891	$79,421

Note:

(1)	Total Observatory capital project spent-to-date was $119.6 million as of June 30, 2019.

Tenant space redevelopment by square feet (2) (3)

•	Future redevelopment (Empire State Building) - 170,000 square feet

•	Future redevelopment (other Manhattan properties) - 430,000 square feet

•	Redevelopment completed - 7,380,000 square feet

Inventory of vacant space (2)

•	Developed - 460,000 square feet, 92%

•	Undeveloped - 40,000 square feet, 8%

Inventory of undeveloped space (2)

•	Vacant - 40,000 square feet, 6%

•	Expires in 2019 - 70,000 square feet, 12%

•	Expires in 2020 and thereafter - 490,000 square feet, 82%

Developed 10,000 square feet in the second quarter 2019 and 70,000 square feet in the first half 2019.

Leasing Opportunity—Inventory of Current Vacant Space as of June 30, 2019 (in square feet)

Total Portfolio vacant space	998,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	197,000
Greater New York Office Properties SLNC	19,000
Retail Properties SLNC	14,000
Redeveloped Manhattan Office space	390,000
Greater New York Office Properties space	206,000
Retail Properties space	55,000
Undeveloped Manhattan Office space	27,000
Space held off market	45,000
Other	45,000

Total	998,000

Development of Space Expected to Vacate from June 30, 2019 through December 31, 2019 (in square feet)

	Expected Vacates	2019	2020	2021	Thereafter
Tenant Vacates
Developed	100,098
Undeveloped space to be developed	872	—	—	—	872

	100,970

Intentional Vacates
Developed	52,752
Undeveloped space to be developed	23,664	—	20,832	1,532	1,300

	76,416

Notes:

(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Second Quarter 2019 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
	Twelve Months to Date	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Observatory NOI
Observatory revenue (1)	$128,241	$32,895	$20,569	$34,536	$40,241	$35,201
Observatory expenses	33,688	8,360	7,575	8,899	8,854	7,678

NOI	94,553	24,535	12,994	25,637	31,387	27,523
Intercompany rent expense (2)	79,915	21,491	14,021	20,598	23,805	21,990

NOI after intercompany rent	$14,638	$3,044	$(1,027)	$5,039	$7,582	$5,533

Observatory Metrics
Number of visitors (3)		968,000	601,000	945,000	1,168,000	1,049,000
Change in visitors year over year		(7.7%)	(6.7%)	(4.6%)	(5.6%)	(4.1%)
Number of bad weather days (“BWD”) (4)		24	15	19	11	11
Estimated effect of BWD’s on number of visitors (5)		(67,000)	(10,000)	(43,000)	(24,000)	19,000
102nd floor revenue (6)		$—	$180	$2,388	$3,066	$3,041

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, the fixed license fee was $1,453, $1,453, $1,411, $1,411 and $1,410, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(5)	Represents an estimated reduction in the number of visitors due to bad weather days compared to the same quarter in the prior year.
(6)

Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2014 to 2018

Second Quarter 2019 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,987	7,987	7,987	7,987	7,987
Building and improvements	2,784,472	2,727,497	2,675,303	2,616,772	2,562,662

	2,993,655	2,936,680	2,884,486	2,825,955	2,771,845
Less: accumulated depreciation	(809,197)	(777,794)	(747,304)	(718,959)	(698,725)

Commercial real estate properties, net	2,184,458	2,158,886	2,137,182	2,106,996	2,073,120
Cash and cash equivalents	375,335	242,910	204,981	229,745	251,797
Restricted cash	38,043	61,766	65,832	54,356	58,719
Short term investments	150,000	350,000	400,000	400,000	400,000
Tenant and other receivables, net	31,264	22,052	29,437	31,342	21,600
Deferred rent receivables, net	209,510	206,307	200,903	195,455	190,419
Prepaid expenses and other assets	60,818	37,766	64,345	50,663	64,695
Deferred costs, net	228,782	233,382	241,223	244,441	246,763
Acquired below-market ground leases, net	356,482	358,440	360,398	362,355	364,313
Right of use assets	29,404	29,452	—	—	—
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,155,575	$4,192,440	$4,195,780	$4,166,832	$4,162,905

Liabilities and Equity
Mortgage notes payable, net	$607,072	$607,823	$608,567	$609,299	$610,026
Senior unsecured notes, net	1,047,939	1,047,078	1,046,219	1,045,362	1,044,573
Unsecured term loan facility, net	264,394	264,271	264,147	264,023	263,900
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	131,842	127,986	130,676	128,340	129,944
Acquired below-market leases, net	45,651	48,731	52,450	55,662	58,960
Ground lease liabilties	29,404	29,452	—	—	—
Deferred revenue and other liabilities	48,858	43,339	44,810	32,175	29,553
Tenants’ security deposits	32,383	56,559	57,802	42,520	42,808

Total liabilities	2,207,543	2,225,239	2,204,671	2,177,381	2,179,764
Total equity	1,948,032	1,967,201	1,991,109	1,989,451	1,983,141

Total liabilities and equity	$4,155,575	$4,192,440	$4,195,780	$4,166,832	$4,162,905

Second Quarter 2019 Condensed Consolidated Statements of Income (unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Revenues
Rental revenue (1)	$141,071	$143,417	$123,261	$123,621	$124,038
Tenant expense reimbursement	—	—	19,746	18,627	16,205
Observatory revenue	32,895	20,569	34,536	40,241	35,201
Lease termination fees	363	388	18,683	1,185	357
Third party management and other fees	331	320	289	312	376
Other revenue and fees	1,584	2,599	2,794	2,416	2,352

Total revenues	176,244	167,293	199,309	186,402	178,529
Operating expenses
Property operating expenses	40,227	42,955	41,004	42,772	39,418
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	15,998	14,026	13,673	13,148	13,225
Observatory expenses	8,360	7,575	8,899	8,854	7,678
Real estate taxes	28,267	28,232	28,229	28,284	26,743
Depreciation and amortization	44,821	46,098	46,682	42,475	39,468

Total operating expenses	140,005	141,217	140,819	137,864	128,864

Total operating income	36,239	26,076	58,490	48,538	49,665
Other income (expense)
Interest income	3,899	3,739	3,452	3,485	2,499
Interest expense	(20,597)	(20,689)	(20,849)	(20,658)	(20,525)

Income before income taxes	19,541	9,126	41,093	31,365	31,639
Income tax (expense) benefit	(611)	730	(1,312)	(2,135)	(1,455)

Net income	18,930	9,856	39,781	29,230	30,184
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(7,609)	(3,945)	(16,705)	(12,654)	(13,299)

Net income attributable to common stockholders	$11,087	$5,677	$22,842	$16,342	$16,651

Weighted average common shares outstanding
Basic	176,796	175,850	171,829	167,657	165,256

Diluted	298,131	298,049	297,492	297,478	297,244

Net income per share attributable to common stockholders
Basic and diluted	$0.06	$0.03	$0.13	$0.10	$0.10

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)

The Company adopted Financial Accounting Standards Board Topic 842, Lease Accounting, using the modified retrospective approach on January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allows the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income.

The following table reflects the components of 2019 rental revenue.

Rental Revenue	June 30, 2019	March 31, 2019
Base rent	$125,170	$126,634
Billed tenant expense reimbursement	15,901	16,783

Total rental revenue	$141,071	$143,417

The Company believes the preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Second Quarter 2019

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$18,930	$9,856	$39,781	$29,230	$30,184
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	43,822	45,092	45,771	42,004	39,049

FFO attributable to common stockholders and non-controlled interests	62,518	54,714	85,318	71,000	68,999
Amortization of below-market ground lease	1,958	1,958	1,958	1,957	1,958

Modified FFO attributable to common stockholders and non-controlled interests	64,476	56,672	87,276	72,957	70,957

Core FFO attributable to common stockholders and non-controlled interests	$64,476	$56,672	$87,276	$72,957	$70,957

Total weighted average shares and Operating Partnership Units
Basic	298,131	298,049	297,492	297,478	297,244

Diluted	298,131	298,049	297,492	297,478	297,244

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.21	$0.18	$0.29	$0.24	$0.23

Diluted	$0.21	$0.18	$0.29	$0.24	$0.23

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.22	$0.19	$0.29	$0.25	$0.24

Diluted	$0.22	$0.19	$0.29	$0.25	$0.24

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.22	$0.19	$0.29	$0.25	$0.24

Diluted	$0.22	$0.19	$0.29	$0.25	$0.24

Reconciliation of Core FFO to Core FAD
Core FFO	$64,476	$56,672	$87,276	$72,957	$70,957
Add:
Amortization of deferred financing costs	1,020	1,021	1,021	1,020	1,023
Non-real estate depreciation and amortization	998	1,007	912	826	419
Amortization of non-cash compensation expense	5,924	5,419	4,722	4,852	4,656
Amortization of debt discount	668	668	667	668	668
Amortization of loss on interest rate derivative	385	385	385	474	536
Deduct:
Straight-line rental revenues	(3,203)	(5,404)	(5,445)	(5,000)	(5,809)
Above/below-market rent revenue amortization	(1,745)	(2,354)	(1,733)	(1,668)	(1,551)
Corporate capital expenditures	(463)	(498)	(231)	—	—
Tenant improvements—second generation	(10,513)	(9,028)	(7,963)	(10,069)	(4,874)
Building improvements—second generation	(6,296)	(4,840)	(8,624)	(2,279)	(4,329)
Leasing commissions—second generation	(3,016)	(1,869)	(2,845)	(2,576)	(866)

Core FAD	$48,235	$41,179	$68,142	$59,205	$60,830

Reconciliation of Net Income to EBITDA
Net income	$18,930	$9,856	$39,781	$29,230	$30,184
Interest expense	20,597	20,689	20,849	20,658	20,525
Income tax expense (benefit)	611	(730)	1,312	2,135	1,455
Depreciation and amortization	44,821	46,098	46,682	42,475	39,468

EBITDA	$84,959	$75,913	$108,624	$94,498	$91,632

Second Quarter 2019 Debt Summary (unaudited and dollars in thousands)

	June 30, 2019			March 31, 2019
		Weighted Average			Weighted Average
Debt Summary	Balance	Interest Rate	Maturity (Years)	Balance	Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$612,735	4.10%	9.5	$613,678	4.10%	9.8
Senior unsecured notes	1,050,000	3.82%	7.7	1,050,000	3.82%	7.9
Unsecured term loan facility (1)	265,000	3.35%	3.2	265,000	3.35%	3.4

Total fixed rate debt	1,927,735	3.84%	7.6	1,928,678	3.84%	7.8
Unsecured revolving credit facility	—	—	2.2	—	—	2.4

Total variable rate debt	—	—	2.2	—	—	2.4

Total debt	1,927,735	3.84%	7.6	1,928,678	3.84%	7.8

Discount	(312)			(980)
Deferred financing costs, net	(8,018)			(8,526)

Total	$1,919,405			$1,919,172

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.

Available Capacity	Facility	Outstanding at June 30, 2019	Letters of Credit	Available Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage(2)	< 60%	29.6%	Yes
Maximum Secured Debt	< 40%	9.3%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.9x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.7x	Yes
Maximum Unsecured Leverage	< 60%	23.6%	Yes
Minimum Tangible Net Worth	$1,252,954	$1,821,329	Yes

Notes:

(1)

The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Second Quarter 2019 Debt Detail (unaudited and dollars in thousands)

Fixed rate mortgage debt:	Stated Interest Rate (%)	Current Interest Rate (%)	Principal Balance	Maturity Date	Amortization
Metro Center	3.59%	3.59%	$90,754	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	38,627	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	33,354	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			612,735
Exchangeable senior unsecured notes	2.63%	2.63%	250,000	8/15/2019	Interest only
Unsecured revolving credit facility	LIBOR plus 1.10%	3.50%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		3.84%	1,927,735

Discount			(312)
Deferred financing costs, net			(8,018)

Total (3)			$1,919,405

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.5 million for the three months ended June 30, 2019.

Second Quarter 2019 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Amortization	Maturities (1)	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2019	$1,913	$250,000	$251,913	13.1%	2.63%
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	14.0%	3.35%
2023	7,876	—	7,876	0.4%	n/a
Thereafter	33,868	1,355,422	1,389,290	72.1%	4.15%

Total debt	$57,313	$1,870,422	1,927,735	100.0%	3.84%

Discount			(312)
Deferred financing costs, net			(8,018)

Total			$1,919,405

    Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments

Year	1350 Broadway	1400 Broadway	111 West 33rd Street	Total
2019	$54	$338	$367	$759
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
2023	108	675	735	1,518
Thereafter	2,037	27,000	39,261	68,298

	$2,523	$30,038	$42,568	$75,129

Second Quarter 2019 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.